Exhibit 10.1
AMENDMENT NO. 1 TO THE CLEARWIRE CORPORATION CHANGE IN CONTROL SEVERANCE PLAN
     Pursuant to the power reserved to it in Section 11 of the Clearwire Corporation Change in Control Severance Plan (the “Plan”), the Board of Directors of Clearwire Corporation (the “Company”) hereby amends the Plan as follows:
     1. Effective upon the closing of the Transaction (as defined below), Section 6.1 shall be amended and restated to read as follows:
All benefits provided pursuant to this Plan shall be general obligations of the Company. The claim of a Participant to a benefit shall at all times be merely the claim of an unsecured creditor of the Company. No trust, security, escrow, or similar account need be established for the purpose of paying benefits hereunder. The Company shall not be required to purchase, hold or dispose of any investments pursuant to this Plan; however, if in order to cover its obligations hereunder the Company elects to purchase any investments the same shall continue for all purposes to be a part of the general assets and property of the Company, subject to the claims of its general creditors and no person other than the Company shall by virtue of the provisions of this Plan have any interest in such assets other than an interest as a general creditor.
     2. Effective upon the closing of the Transaction, Section 6.2 of the Severance Plan shall be deleted.
     3. The “Transaction” shall mean the transactions contemplated under that certain Transaction Agreement, dated as of the date hereof, by and among, the Company, Sprint Nextel Corporation, a Kansas corporation, Comcast Corporation, a Pennsylvania corporation, Time Warner Cable Inc., a Delaware corporation, Bright House Networks, LLC, a Delaware limited liability company, Google Inc., a Delaware corporation, and Intel Corporation, a Delaware corporation.
     4. For the avoidance of doubt, this Amendment No. 1 shall be null and void if the Transaction Agreement is terminated prior to the closing of the Transaction.
     5. Except as set forth in this Amendment No. 1, the Plan shall remain in full force and effect in all other respects.

     IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed this 5th day of May, 2008.

CLEARWIRE CORPORATION
/s/ Benjamin G. Wolff
By: Benjamin G. Wolff
Its: Chief Executive Officer

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